Exhibit 99.1

Virtusa Announces Second Quarter Fiscal 2010 Financial Results and

Acquisition of InSource, LLC

•                  Second quarter fiscal 2010 revenue of $37.5 million and EPS of $0.12

•                  Cash, cash equivalents, short-term investments and long-term investments of $123.8 million, an increase of 6% over the first quarter of fiscal 2010

•                  Acquires InSource, a privately-held technology consulting firm with domain expertise in the insurance and healthcare industries

Westborough, MA — (November 5, 2009) — Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, today reported financial results for the second quarter of fiscal year 2010, ended September 30, 2009.

Second Quarter Fiscal 2010 Financial Results

Revenue for the second quarter of fiscal 2010 was $37.5 million, a decrease of 15% year-over-year and an increase of $0.1 million sequentially.  On a constant currency basis (1) second quarter revenue decreased 11% year-over-year and 1% sequentially.

Virtusa reported income from operations of $3.2 million for the second quarter of fiscal 2010, an increase compared to $0.7 million for the second quarter of fiscal 2009 and an increase compared to $3.1 million for the first quarter of fiscal 2010.

Net income for the second quarter of fiscal 2010 was $3.0 million, or $0.12 per diluted share, an increase compared to $1.3 million or $0.05 per diluted share for the second quarter of fiscal 2009 and an increase compared to $2.6 million, or $0.11 per diluted share, for the first quarter of fiscal 2010.

The Company ended the second quarter of fiscal 2010 with $123.8 million of cash, cash equivalents, short-term investments and long-term investments (2). The Company generated cash from operations of $8.3 million during the second quarter of fiscal 2010.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “During the second quarter, the underlying business environment showed signs of improvement while the pace of the recovery remains measured.  We started work with seven new clients as a result of our focus on accelerating business outcomes and reducing overall IT costs.”

Ranjan Kalia, Chief Financial Officer, said, “Our continued focus on profitability and working capital management resulted in earnings per share above the high end of our previous guidance and cash flow from operations of $8.3 million.”  Mr. Kalia added, “We continue to expect organic revenue growth in the second half of the year, driven by expansion from both existing clients and the newer clients we have added over the last 18 months.”

Acquisition of InSource, LLC

Virtusa today announced the acquisition of InSource, LLC, a privately-held technology consulting firm with domain expertise in the insurance and healthcare industries.  Under the terms of the agreement, InSource will become a wholly owned subsidiary of Virtusa.  InSource employs approximately 50 experienced practitioners specializing in program management and IT strategy.  The acquisition is expected to immediately expand Virtusa’s service offerings in the insurance and healthcare industries.

Under the terms of the agreement, Virtusa acquired InSource for $7.3 million in cash, subject to post closing adjustments, including up to an additional $0.5 million in earn-out consideration upon InSource’s achievement of certain revenue and profit milestones for the three and twelve month periods ending December 31, 2009.  Virtusa expects the impact of the acquisition to be one to two cents dilutive to earnings per share on a GAAP basis for its fiscal year ending March 31, 2010, inclusive of expected transaction and integration costs.

“We are pleased to welcome the InSource team to Virtusa.  Since the beginning of 2009, we have partnered with InSource to deliver comprehensive business solutions that combined their IT strategy and program management expertise with our technology capabilities and global delivery model.  We have seen firsthand the benefits of the combination and are confident in our ability to take our expanded value proposition to existing and future clients in the insurance and healthcare industries,” said Kris Canekeratne, Virtusa’s Chairman and CEO.

Financial Outlook

Virtusa’s current guidance for the third fiscal quarter ending December 31, 2009 and the full fiscal year ending March 31, 2010 reflects the inclusion of InSource.  Virtusa expects InSource to contribute revenue of $1.2 to $1.4 million for the third fiscal quarter and $3.0 to $4.0 million for full fiscal year 2010.  In addition, Virtusa expects InSource to be dilutive by $0.01 to $0.02 per share on a GAAP basis in the third fiscal quarter and for the full fiscal year 2010.

•                  Third quarter 2010 revenue is expected to be in the range of $39.7 to $41.4 million, with diluted EPS of $0.09 to $0.12.

•                  Fiscal year 2010 revenue is expected to be in the range of $157.0 to $162.0 million, with diluted EPS of $0.46 to $0.53.

The Company’s third quarter and fiscal year 2010 diluted EPS estimates assume an average share count of approximately 24.1 million (assuming no further exercises of stock-based awards) and assume a stock price of $9.09, which was derived from the average closing price of the Company’s stock over the five trading days ended on October 30, 2009.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, November 5, 2009 at 5:00 pm Eastern time to discuss the Company’s second quarter 2010 financial results, current financial guidance, the acquisition of InSource, and other corporate developments.   To access this call, dial 888-205-6786 (domestic) or 913-312-1419 (international).  A replay of this conference call will be available through November 12, 2009 at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay passcode is 9746905.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa Corporation

Virtusa is a global information technology (IT) services company providing IT consulting, technology implementation and application outsourcing services. Using its enhanced global delivery model, innovative platforming approach and industry expertise, Virtusa provides high-value services that enhance clients’ business performance, accelerate time-to-market, increase productivity and improve customer service.

Founded in 1996 and headquartered in Massachusetts, Virtusa has offices in the United States and the United Kingdom, and global delivery centers in India and Sri Lanka.

“Virtusa” is a registered trademark of Virtusa Corporation.

About InSource, LLC.

Founded in 1997, InSource, LLC (www.insourceconsulting.com) is a proven business and technology management consulting firm dedicated to the financial services and healthcare industries with a broad range of capabilities and in-depth expertise in the areas of business, operations and systems.  Over the years, InSource has developed processes, practices and methodologies that are battle tested and proven to accelerate client projects, effectively manage risk, and add significant value to realizing project goals.  InSource captures leading practices and methodologies, leverages learnings, and provides the latest and best approaches to its client delivery teams.

(1)           To determine year-over-year constant currency revenue for the Company’s second quarter of fiscal 2010, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2008 of 1.90 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2009 of 1.63 U.S. dollars to U.K. pounds sterling.  To determine sequential revenue change in constant currency for the Company’s second quarter of fiscal 2010, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2009 of 1.56 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2009 of 1.63 U.S. dollars to U.K. pounds sterling.

(2)           The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be the most meaningful indicator of the Company’s liquidity. All of the Company’s investments, other than certain auction-rate securities, are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail).  Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail).   While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the forecast of financial performance for InSource, expected benefits of the InSource acquisition, the acquisition of new clients and growth of business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  Virtusa’s ability to assimilate and integrate the operations of InSource; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisition within expected time-frames or at all; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to expand its business or effectively manage growth; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2009	March 31, 2009

Assets:
Cash and cash equivalents	$69,806	$55,698
Short-term investments	26,136	23,333
Accounts receivable, net	26,384	28,244
Unbilled accounts receivable	2,550	4,005
Prepaid expenses	3,211	5,050
Deferred income taxes	2,015	4,139
Other current assets	5,318	5,668
Total current assets	135,420	126,137

Property and equipment, net	19,997	19,680
Long-term investments	27,901	28,054
Restricted cash	860	3,489
Deferred income taxes	4,868	5,040
Other long-term assets	4,754	4,623
Total assets	$193,800	$187,023

Liabilities:
Accounts payable	$4,110	$5,499
Accrued employee compensation and benefits	8,744	9,520
Accrued expenses - other	9,416	15,128
Deferred revenue	453	1,016
Income taxes payable	493	151
Total current liabilities	23,216	31,314
Long-term liabilities	1,746	3,123
Total liabilities	24,962	34,437

Stockholders’ equity	168,838	152,586
Total liabilities and stockholders’ equity	$193,800	$187,023

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue	$37,497	$44,022	$74,865	$86,565
Costs of revenue	21,114	28,344	41,985	56,412
Gross profit	16,383	15,678	32,880	30,153
Total operating expenses	13,206	14,989	26,608	29,453

Income from operations	3,177	689	6,272	700

Other income (expense):
Interest income, net	453	670	872	1,430
Foreign currency transaction gains (losses)	(273)	(896)	(925)	(880)
Other, net	(9)	27	97	31
Total other income (expense)	171	(199)	44	581

Income before income tax expense (benefit)	3,348	490	6,316	1,281
Income tax expense (benefit)	362	(806)	701	(860)

Net income	$2,986	$1,296	$5,615	$2,141

Net income per share of common stock:
Basic	$0.13	$0.06	$0.24	$0.09
Diluted	$0.12	$0.05	$0.24	$0.09
Weighted average number of common shares outstanding
Basic	23,227,296	22,959,999	22,949,763	23,005,655
Diluted	24,151,930	24,358,242	23,857,345	24,533,214

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	September 30,
	2009	2008
Cash flows provided by operating activities:
Net income	$5,615	$2,141
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,366	2,090
Share-based compensation expense	1,712	2,202
Deferred income taxes, net	(266)	(1,011)
Foreign currency losses, net	925	880
Net changes in operating assets and liabilities:
Accounts receivable, net	4,856	(1,821)
Prepaid expenses and other current assets	2,613	(2,601)
Other long-term assets	(930)	(53)
Accounts payable	(2,549)	1,267
Accrued employee compensation and benefits	(520)	(474)
Accrued expenses—other	(644)	818
Deferred revenue	(592)	473
Excess tax benefits from stock option exercises	(45)	—
Income taxes payable	94	795
Other long-term liabilities	(202)	88
Net cash provided by operating activities	12,433	4,794
Cash flows used for investing activities:
Purchase of short-term investments	(2,049)	(12,223)
Proceeds from sale or maturity of short-term investments	15,600	28,588
Purchase of long-term investments	(22,551)	(15,245)
Proceeds from sale or maturity of long-term investments	7,100	2,737
Purchase of property and equipment	(1,756)	(7,770)
Proceeds from sale of property and equipment	—	12
Decrease in restricted cash	2,691	579
Net cash used for investing activities	(965)	(3,322)
Cash flows provided by (used for) financing activities:
Purchase of treasury stock	—	(3,400)
Proceeds from exercise of common stock options	1,624	325
Excess tax benefits from stock option exercises	45	—
Principal payments on capital lease obligation	(4)	—
Net cash provided by (used for) financing activities	1,665	(3,075)
Effect of exchange rate changes on cash and cash equivalents	975	(827)
Net increase (decrease) in cash and cash equivalents	14,108	(2,430)
Cash and cash equivalents, beginning of period	55,698	41,047
Cash and cash equivalents, end of period	$69,806	$38,617

Supplemental Non-GAAP Financial Information as of September 30, 2009 and 2008

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$69,806	$38,617

Short-term investments	26,136	32,015
Long-term investments	27,901	21,304
Total short-term and long-term investments, end of period	54,037	53,319

Total cash and cash equivalents, short-term investments and long-term investments	$123,843	$91,936

Media Contact:

Catharine Morgan
Greenough Communications
cmorgan@greenoughcom.com, 617-275-6552

Investor Contact:

Staci Strauss Mortenson or Kori Doherty

ICR

staci.mortenson@icrinc.com, 203-682-8273

kori.doherty@icrinc.com, 617-956-6730